UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  August 21, 2015 (August 18, 2015)

Tredegar Corporation
(Exact Name of Registrant as Specified in its Charter)

Virginia	1-10258	54-1497771
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1100 Boulders Parkway Richmond, Virginia	23225
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code:  (804) 330-1000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 18, 2015, the Board of Directors (the “Board”) of Tredegar Corporation (the “Company”) elected John D. Gottwald as the Company’s President and Chief Executive Officer, effective immediately. Mr. Gottwald, 61, had been serving as the Company’s interim President and Chief Executive Officer since June 26, 2015 and had previously served as the Company’s President and Chief Executive Officer from March 1, 2006 until January 31, 2010, and as the Company’s Chairman of the Board from September 2001 until February 2008. Mr. Gottwald also served as the Company’s President and Chief Executive Officer from July 1989 until September 2001. Mr. Gottwald also currently serves as a member of the Board.

Mr. John D. Gottwald is the brother of William M. Gottwald, the current Chairman of the Board.

Mr. Gottwald receives an annual base salary of $396,000, which will be prorated as of June 26, 2015 (the effective date of his election as the Company’s interim President and Chief Executive Officer) for the 2015 fiscal year.

In addition, on August 18, 2015, Mary Jane Hellyar notified the Board of her intention to retire from her current position as President of Tredegar Film Products and Corporate Vice President, effective November 13, 2015, or such other date (not later than December 31, 2015) that is mutually agreeable to Ms. Hellyar and the Company (the “Separation Date”). Ms. Hellyar has served as President of Tredegar Film Products and Corporate Vice President since September 2012.

On August 19, 2015, in connection with Ms. Hellyar’s retirement and in light of her significant contributions to the Company and her willingness to postpone the date of her retirement in order to assist the Company with transition and other matters, the Company entered into an Agreement with Ms. Hellyar (the “Agreement”). The Agreement provides that Ms. Hellyar will receive the following benefits:

•
on the first regularly scheduled payroll date in 2016 that is after the effective date of her release and waiver of claims (the “Effective Date”), a single sum cash payment of $287,601.75, less applicable deductions for income and employment taxes and other authorized deductions;

•	on the Effective Date, vesting of 6,700 shares of Company common stock previously awarded to Ms. Hellyar on February 21, 2013;

•	on the Effective Date, vesting of 5,908 shares of Company common stock previously awarded to Ms. Hellyar on March 28, 2014; and

•	on the Effective Date, vesting of 4,701 shares of Company common stock previously awarded to Ms. Hellyar on March 5, 2015.

The Company’s obligation to pay or provide the foregoing benefits is contingent upon the effectiveness of the release and waiver of claims to be signed by Ms. Hellyar on or after the Separation Date.

The Agreement supersedes the Amended and Restated Severance Agreement, effective as of February 3, 2014 (the “Severance Agreement”), between the Company and Ms. Hellyar; provided, however, that the covenants contained in Section 3 of the Severance Agreement, including the non-competition, the non-solicitation, the non-recruitment and the confidentiality covenants, remain in full force and effect in accordance with their existing terms.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

A copy of the press release announcing the election of Mr. Gottwald and the retirement of Ms. Hellyar is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Agreement with Mary Jane Hellyar, dated August 19, 2015
99.1	Press release issued on August 19, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TREDEGAR CORPORATION
(Registrant)

Date: August 21, 2015	By:	/s/ A. Brent King
A. Brent King
Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Agreement with Mary Jane Hellyar, dated August 19, 2015
99.1	Press release issued on August 19, 2015